Management Consulting Agreement

       This Management Consulting Agreement (the ?Agreement) is entered into effective the 5th day of June, 2009, between BioCube, Inc., a Nevada corporation (the ?Company), and Spring Creek Capital Corp. (the Consultant) for the purpose of engaging the Consultant to advise and assist the Company by providing management consulting services as hereafter set forth.

1.	 Services.      The Consultant shall provide management consulting and
advisory services and assistance to the Company, including assisting in compliance with periodic reporting requirements, assistance in structuring acquisitions, performing due diligence and similar services, as well as assisting in maintaining the corporate and financial books and records of the Company, and such other duties and functions as may be requested by the Company. If desired by Company, at the appropriate time and at the Company request, Consultant also will facilitate and prepare Company for completing a reverse merger, IPO or self-directed underwriting in conjunction with future growth capital raises as agreed by the part

The services provided will include at least the following advice and assistance through the term of the agreement:

     The ?Director? positions as described below;

     Advice on Corporate Governance including setting up and monitoring committees such as Governance, Audit, Compensation and others;

     Review and advice on operating plans, strategies and execution therein;

     Review, advice and assistance with the financial reporting and financial systems of the Company;

     Other such matters as are agreed between the parties from time to time.

2.  	Confidentiality of Services.  Introductions to and use of professionals and other consultants made by the Company will be considered exclusive for purposes of this Agreement. Documents prepared by Consultant in connection with this Agreement and the services provided shall not be disclosed or given to third parties, without prior approval from the Company, except as required by SEC rules and regulations relating to filing and disclosure or otherwise required to be disclosed by law or administrative or judicial process.

3.	Information provided by the Company.  In connection with Consultant?s activities hereunder, the Company will furnish the Consultant with material and information regarding the business and financial condition of the Company and its business plans (all such information so furnished being the Information). The Consultant agrees to keep the Information confidential, so long as it is and remains non-public, unless disclosure is required by law or is requested by any government or regulatory agency or body, and the Consultant will not make use thereof, except in connection with services provided hereunder for the Company.

4.	Compensation.  	As compensation for the Consulting Services rendered
and to be rendered hereunder by the Consultant, the Company agrees to pay to the Consultant the sum of $5,000 per month, payable $2,500 in cash and $2,500 in common stock of the Company, valued at the lowest average closing price of the stock for the last 5 trading days of the prior month, for a period of 1
(one) year from the date of the initial funding. The parties may agree from time to time to further defer and accrue such fees if an undue hardship would be incurred if it were paid when due. In the event there is no trading market for the common shares of the Company, then the Company and Consultant shall agree on a per share price.

Not included in such fee would be the compensation for any officer positions that participants in Consultant might be asked to provide.

   Any out of pocket expenses incurred by Consultant for travel, telephone, postage, and other items shall be reimbursed by the Company, on presentation ofan expense report and receipts for such expenses. It is understood and agreedthat the services provided under this Agreement are not the exclusive services of Consultant and that Consultant, through its agents and employees, may provide similar and other services to other unrelated or related parties, without regard to the time allocated to the Services and any services rendered to other parties.

5.	Term and Termination. The initial term of this Agreement shall be twelve (12) months from the date of execution; however, the term shall be extended automatically at the end of each twelve month period for an additional twelve month period unless and until terminated as provided herein. This Agreement may not be assigned by a party without the consent of the other party. The Consultant, with thirty days prior written notice, without cause, may terminate this engagement at any time after the end of the first twelve months of the term of this Agreement. The Company may terminate this Agreement at any time on sixty (60) days prior notice, except that a termination may be immediate if such termination is for willful misfeasance, bad faith or gross negligence in the performance of the Consultant?s duties, or by reason of the reckless disregard for the Consultant ?s duties and obligations under this Agreement.

6.	Use of Name.  The Company agrees that any reference to the Consultant in any release, communication, or material distributed to prospective investors or lenders is subject to the Consultant?s prior written approval, which will not be unreasonably withheld. If the Consultant resigns prior to the dissemination of any such release, communication or material, no reference shall be made therein to the Consultant.

7.	Representations and Warranties.

a.  	The Company represents and warrants to the Consultant

(i) that this Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due execution by the Consultant, constitutes a legal, valid and binding Agreement of the Company enforceable against the Company in accordance with its terms. The Company represents that, to the best of its knowledge, the Information will not, when delivered to Consultant specifically for inclusion in regulatory filings, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company agrees to advise the Consultant promptly of the occurrence of any event or any other change prior to any filing known to it which results in the Information containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

	(ii)	Organization.  	The Company is duly organized, validly existing
and in good standing under the laws of the State of Nevada and has its principal place of business in the State of Florida.

(ii) Authorization. The Company has full power, legal capacity and authority to enter into this Agreement, and to perform all of its obligations hereunder. This Agreement has been effectively authorized by all necessary action, corporate or otherwise, on the part of the Company, which authorizations remain in full force and effect, has been duly executed and delivered by the Company, and no other proceedings on the part of the Company are required to authorize this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable with respect to the Company in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the performance by the Company of the services contemplated hereby, or compliance with any of the provisions hereof, will violate any judgment, order, injunction, decree, statute, rule applicable to the Company or the transactions or services contemplated hereby. No authorization, consent or approval of any public body of authority or any third party is necessary for the Company to perform the services contemplated by this Agreement.

(iii) No Pending Material Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best of the Company?s knowledge, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors or principal stockholders of the Company in connection with the business, operations or affairs of the Company, which might result in any adverse change in the business of the Company, or which might prevent the Company from undertaking the obligations contemplated by this Agreement.

	(iv)	Compliance with Law and Government Regulations.  The Company is in compliance, and during the term of this Agreement will be in compliance, with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, which the Company is subject. Without limiting the generality of the foregoing, the services contemplated by this Agreement does not and will not: (a) involve effecting transactions in any security, or inducing, attempting to induce the purchase or sale of any security which would require the Company or its officers or employees to register under the Securities Exchange Act of 1934, as amended; (b) activities which would require the Company or its agents to register under the Investment Advisors Act of 1940, as amended; or (c) activities which would under state regulation relating to broker-dealers or investment advisors require registration or licensing, unless the Company satisfies any such requirements.

b.	The Consultant represents and warrants to the Company that:

	(i)	Organization.  	The Consultant is duly organized, validly
existing and in good standing under the laws of the State of Nevada and has its principal place of business in the State of Florida.

	(ii)	Authorization.  The Consultant has full power, legal capacity and authority to enter into this Agreement, and to perform all of its obligations hereunder. This Agreement has been effectively authorized by all necessary action, corporate or otherwise, on the part of the Consultant, which authorizations remain in full force and effect, has been duly executed and delivered by the Consultant, and no other corporate proceedings on the part of the Consultant are required to authorize this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Consultant and is enforceable with respect to the Consultant in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the performance by the Consultant of the services contemplated hereby, or compliance with any of the provisions hereof, will violate any judgment, order, injunction, decree, statute, rule applicable to the Consultant or the transactions or services contemplated hereby. No authorization, consent or approval of any public body of authority or any third party is necessary for the Consultant to perform the services contemplated by this Agreement.

(iv) No Pending Material Litigation or Proceedings. There are no actions, suits or proceedigs pending or, to the best of the Consultant?s knowledge, threatened against or affecting the Consultant at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors or principal stockholders of the Consultant in connection with the business, operations or affairs of the Consultant, which might result in any adverse change in the business of the Consultant, or which might prevent the Consultant from performing the services contemplated by this Agreement.

(v) Compliance with Law and Government Regulations. The Consultant is in compliance, and during the term of this Agreement will be in compliance, with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, which the Consultant is subject. Without limiting the generality of the foregoing, the services contemplated by this Agreement does not and will not: (a) involve effecting transactions in any security, or inducing, attempting to induce the purchase or sale of any security which would require the Consultant or its officers or employees to register under the Securities Exchange Act of 1934, as amended; (b) activities which would require the Consultant or its agents to register under the Investment Advisors Act of 1940, as amended; or (c) activities which would under state regulation relating to broker-dealers or investment advisors require registration or licensing.

	8.	Solicitation of Employees and Consultants. Upon termination of the consulting services with the Company under this Agreement, with cause or without cause by the Consultant, then Consultant shall not, for a period of one (1) year following the date of such termination:

(a) Solicit or attempt to hire any person who is then employed by the Company or its Clients or who, to Consultant?s knowledge, was employed by the Company at any time during the year before the termination of Consultant?s consulting services with the Company under this Agreement; or

(b) Encourage any such person to terminate his or her employment with the Company.

9.  	Conditions of Engagement.  It is understood that the execution of this
Agreement shall not be deemed or construed as obligating the Consultant to place or arrange any financing for the Company or its Clients. It is further understood and agreed that Consultant, and any agent or representative of Consultant providing services under this Agreement, shall be an independent contractor, and shall not be considered an employee or elected officer of the Company or any Client. Consultant agrees to pay all employment taxes and similar charges due to any local, state or federal agency relating to the Consulting Services or the compensation payable under Section 4 of this Agreement and further agrees to hold the Company harmless from any such taxes or charges.

10   Notices.  Notice given pursuant to any of the provisions of this
Agreement shall be in writing and shall be mailed or delivered as follows:

       if to the Company, at

       BioCube, Inc.
       1365 N. Courtenay Parkway, Suite 7
       Merritt Island, FL 32953
       P.O. Box 307
       Cocoa, FL 32923-0307
       Telephone 321-452-9091
       Facsimile   321-452-9093

       if to Consultant, at:

       Spring Creek Capital Corp.
       P.O. Box 307
       Cocoa, FL 32923
       Telephone 407-810-6125
       Facsimile:  407-386-3074

       or at such other address as such person may hereafter give notice to the others.

11. Counterparts. This Agreement may be executed in two or more counterparts and the counterparts, when executed, shall constitute a single, enforceable document. The signature on counterparts may be transmitted by fax,with documents so transmitted having the same force and effect as the executed originals.

12   Third Party Beneficiaries.  This Agreement has been made and is made solely for the benefit of the Company, and the Consultant, their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

13. Construction. This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist, and shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to principles of conflicts of law, and shall be enforced in any applicable court in the State of Florida, except as otherwise provided in Section 16 below.

14. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

15. Amendment. This Agreement may not be modified or amended except in writing duly executed by the parties hereto.

16.     Arbitration.   The Parties agree that all questions or matters in
dispute with respect to this Agreement shall be submitted to arbitration on the following terms:

a. It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than five business days prior written notice of its intention to do so to the other party together with particulars of the matter in dispute. On the expiration of such five business days the party who gave such notice may proceed to refer the dispute to arbitration as provided for below.

b. The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the rules for commercial arbitration of the American Arbitration Association. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with the rules for commercial arbitration of the American Arbitration Association and shall be conducted in the State of Florida. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the rules for commercial arbitration of the American Arbitration Association. or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties.

c. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them, and there shall be no appeal from such award.

d. Any award in the arbitration shall be limited to actual contractual damages, and there shall be no award of consequential or punitive damages, attorneys? fees or other expenses. Each party expressly waives and disclaims the right to a jury trial relating to or arising out of this Agreement and expressly accepts the arbitration procedure set forth herein as the sole means of resolving any disputes or disagreements.

	Executed and delivered by the undersigned, intending to be bound thereby, as of and effective on the date above.

Consultant:

Spring Creek Capital Corp.


By: /s/ Kelly T. Hickel		 	Date:  June 5, 2009
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Company:

BioCube, Inc.

By: /s/ Boris Rubizhevsky           Date:  June 5, 2009
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